                                    EXHIBIT L

                          Silverman Purchase Agreement

                        STOCK PURCHASE AND SALE AGREEMENT

                                      AMONG

                       FINANCIAL PERFORMANCE CORPORATION,

                                 ROBERT S. TRUMP

                                       AND

                              JEFFREY S. SILVERMAN

                          Dated as of November 17, 1999

                        STOCK PURCHASE AND SALE AGREEMENT

              STOCK PURCHASE AND SALE AGREEMENT, dated as of November 17, 1999 (this "Agreement"), among Jeffrey S. Silverman (the "Purchaser"), Robert S. Trump ("Trump") and Financial Performance Corporation, a New York corporation (the "Company").

                                   WITNESSETH:

       The Purchaser desires to acquire from Trump, and Trump desires to issue and sell to the Purchaser, for the consideration hereinafter provided, 500,000 shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of Financial Performance Corporation. As used in this Agreement, the term the Company shall include Financial Performance Corporation and the subsidiaries of Financial Performance Corporation.

       Certain terms used in this Agreement are defined in Section 7.2 of this Agreement.

       NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

       1.     Sale and Purchase of Shares.

              1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, contemporaneously with the execution hereof, Trump is, selling, assigning and conveying the Shares to the Purchaser, and the Purchaser is purchasing, acquiring and accepting from Trump, the Shares.

              1.2 Grant of Stock Option. Contemporaneously with the purchase and sale of the Shares hereunder, Trump is granting to the Purchaser a two-year option (the "First Stock Option"), the form of which is attached hereto as Exhibit A, to purchase up to 500,000 additional shares of Common Stock currently owned by Trump, beneficially and as of record.

              1.3 Grant of Stock Option. Contemporaneously with the purchase and sale of the Shares hereunder, Trump is granting to the Purchaser a three-year option (the "Second Stock Option"), the form of which is attached hereto as Exhibit B, to purchase up to 500,000 additional shares of Common Stock currently owned by Trump, beneficially and as of record.

              1.4 Grant of Stock Option. Contemporaneously with the purchase and sale of the Shares hereunder, Trump is granting to the Purchaser a three-year option (the "Third Stock Option"), the form of which is attached hereto as Exhibit C, to purchase up to 250,000 additional shares of Common Stock currently owned by Trump, beneficially and as of record (the First Stock Option, the Second Stock Option and the Third Stock Option are hereinafter referred to as the "Stock Options").

       2. Consideration. In full consideration for the Shares and the Stock Options, the Purchaser is contemporaneously herewith paying to Trump the purchase price of $250,000, which shall be payable by bank check or by wire transfer to an account designated by Trump.

       3. Representations and Warranties of Trump. Trump hereby represents and warrants to the Purchaser as follows:

              3.1 Authorization of Agreement. Trump has all requisite capacity, power and authority to execute and deliver this Agreement, the Stock Option Agreements, the Stockholders' Agreement dated as of the date hereof (the "Stockholders Agreement") and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Trump in connection with the consummation of the transactions contemplated by this Agreement (this Agreement, the Stock Option Agreements, the Stockholders Agreement and the other agreements, documents, instruments or certificates delivered in connection with this Agreement are hereinafter referred to as the "Transaction Documents"), and to perform fully his obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents has been duly and validly executed and delivered by Trump. This Agreement and each of the other Transaction Documents constitutes the legal, valid and binding obligations of Trump, enforceable against Trump in accordance with this Agreement and each of the other Transaction Document's respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

              3.2 No Conflicts; Consents of Third Parties. The execution and delivery by Trump of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by Trump with any of the provisions hereof or thereof does not (i) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which Trump is a party or by which Trump or his properties or assets are bound; (ii) constitute a violation of any Law applicable to Trump; or (iii) except to the extent and as specifically created by the Transaction Documents result in the creation of any Lien upon the properties or assets of Trump. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Trump in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the compliance by Trump, with any of the provisions hereof or thereof, except as expressly and specifically set forth in the Transaction Documents and except as set forth on Schedule 3.2 to this Agreement.

              3.3 Capitalization. (a) Except as set forth on Schedule 3.3 to this Agreement, there is no existing option, warrant, call, right, commitment or other agreement of any character which is currently in effect to which Trump is a party providing for the issuance, sale or transfer of any shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company, other than this Agreement, the Stockholders' Agreement, the Stock Option Agreements and the Registration Rights Agreement


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


referred to in Section 6.2 below. Trump is not a party to or bound by any voting trust or other voting agreement with respect to any shares of capital stock or other contracts or arrangements restricting or relating to such capital stock or, except as set forth on Schedule 3.3, to any currently effective agreement relating to the issuance, sale, redemption, transfer or other disposition of capital stock of the Company, other than this Agreement, the Stockholders' Agreement, the Stock Option Agreements and the Registration Rights Agreement referred to in Section 6.2 below.

              (b) Trump is the sole beneficial and record owner of the Shares and the Option Shares, free and clear of all Liens, other than Liens that arise by operation of federal or state securities laws, and free and clear of all statutory preemptive rights and all non-statutory preemptive rights except as set forth in Schedule 3.3.

              3.4 Disclaimer. Trump does not make any representations or warranties to the Purchaser other than those expressly set forth herein.

       4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

              (a) This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (b) No Conflicts; Consents of Third Parties. The execution and delivery by Trump of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by Trump with any of the provisions hereof or thereof does not (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company is a party or by which the Company or the properties or assets of the Company are bound; (iii) constitute a violation of any Law applicable to the Company; or (iv) result in the creation of any Lien upon the properties or assets of the Company. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the compliance by the Company, with any of the provisions hereof or thereof, except as set forth on Schedule 4.1 to this Agreement or those required by the Registration Rights Agreement including any and all Securities and Exchange Commission (the "SEC") and Blue Sky filings.

              (c) The Company has filed all forms, reports and documents required to be filed by it under Sections 12, 13, 14 and 15 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (the "SEC") since December 31, 1997 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the


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requirements of the Securities Act of 1933 or the Securities Exchange Act of
1934, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

              (d) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

              4.2    Capitalization.

              (a) The Shares and the Option Shares are validly issued, fully paid and non-assessable.

              (b) As of the date hereof, the Shares purchased by the Purchaser constitute 5.223823% of the issued and outstanding capital stock of Financial Performance Corporation.

              4.3 Contracts. There are no agreements between or among the Company, Michaelson Kelbick Partners Inc. ("MKP"), or any of the managing directors of MKP other than (a) those agreements that have been previously disclosed in writing to the Purchaser, (b) agreements involving a monetary amount less than $50,000 in the aggregate, (c) agreements which would not be material to, or have a material adverse effect on, the Company, and (d) those agreements listed on Schedule 4.3.

              4.4 No Agreements. The Company is not a party to, and has no obligations under, any agreement (whether written or oral) or by operation of law to issue any shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company, to any person or entity, except as set forth in this Agreement or the other Transaction Documents, or as set forth in Schedule 4.4 to this Agreement.

              4.5 Disclaimer. The Company does not make any representations or warranties to the Purchaser other than those expressly set forth herein.

       5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Trump and the Company as follows:


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              5.1    Authorization of Agreement. The Purchaser has all requisite capacity, power and authority to execute and deliver this Agreement, the Stock Option Agreements, the Stockholders Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, and to perform fully his obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents has been duly and validly executed and delivered by the Purchaser. This Agreement and each of the other Transaction Documents constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with this Agreement and each of the other Transaction Document's respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

              5.2 No Conflicts; Consents of Third Parties. The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by the Purchaser with any of the provisions hereof or thereof does not (i) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Purchaser is a party or by which the Purchaser or his properties or assets are bound, or (ii) constitute a violation of any Law applicable to the Purchaser. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the compliance by the Purchaser, with any of the provisions hereof or thereof, except as set forth on
Schedule 5.2 to this Agreement.

              5.3 Investment Purpose. The Purchaser is acquiring the Shares for his own account and not with a view towards resale in violation of the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with applicable law.

              5.4 Information. The Purchaser and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and his advisors, if any, have been afforded the opportunity to review materials and to ask questions of the Company and have reviewed materials and asked questions of the Company to the extent the Purchaser and his advisors, if any, deem appropriate. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or his advisors, if any, or his representatives shall modify, amend or affect the Purchaser's right to rely on the representations and warranties contained in Section 3, as to Trump, and Section 4, as to the Company, respectively. The Purchaser understands that his investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Shares.


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


The Purchaser acknowledges that he has sufficient experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Shares.

              5.5 Disclaimer. The Purchaser does not make any representations or warranties to Trump other than those expressly set forth herein.

       6.     Additional Agreements and Covenants of Trump.

              6.1 Transfer of Shares. Trump hereby agrees that he will not, directly or indirectly, Transfer any shares of capital stock of the Company (or any interest therein), any stock certificates representing the same or any voting trust certificate issued with respect to said capital stock, or any option, right or warrant to acquire shares of Common Stock, now or hereafter at any time owned by him (collectively, the "Remaining Shares"), to any Person (a "Transferee"), except pursuant to the Stock Option Agreements or as permitted under the Stockholders Agreement; provided, however, that Trump may Transfer any of the Remaining Shares to (x) any member of his immediate family, (y) a trust established for the benefit of any immediate member of his family or (z) any entity wholly-owned by Trump and established solely for the purpose of holding title to such shares and performing Trump's obligations under this Agreement, in each case as long as any Transferee in clause (x), (y) or (z) assumes and agrees in writing to be bound by all of the terms of this Agreement; provided, further, that Trump may Transfer any of the Remaining Shares by pledge or hypothecation if the Transferee assumes and agrees in writing to be bound by all of the terms of this Agreement. Notwithstanding the provisos to the prior sentence or anything to the contrary contained herein, Trump may not Transfer any of the Option Shares which are subject to a Stock Option Agreement until such Stock Option Agreement has terminated or expired. For purposes of this Agreement, "Transfer" shall mean with respect to any capital stock, (i) any sale, assignment or transfer of such capital stock or any right or interest therein,
(ii) any pledge or hypothecation of such capital stock or any interest therein,
(iii) any grant, sale or other transfer of securities convertible into or exchangeable or exercisable for or other options, warrants or rights to acquire such capital stock or any interest therein and (iv) any other direct or indirect transfer of such capital stock or any interest therein, including by operation of law (it being understood that any transferee by operation of law shall be required to comply with the provisions of this Section 6.1).

              6.2 Trump hereby transfers, sets over and assigns to Silverman all of Trump's right, title and interest, in and to, the Registration Rights Agreement dated the date hereof among Financial Performance Corporation, Trump, William Finley, the Purchaser and Jeffrey S. Silverman with respect to the Shares and the Option Shares.

       7.     Miscellaneous.

              7.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing for the benefit of the parties hereto; provided, however, that the representations and warranties of the Company other than Section 4.2(a) shall expire one year from the date hereof; provided, further, however, that the representations and warranties of the Purchaser to the Company shall expire one year from the date hereof.

              7.2    Certain Definitions.


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


              "Affiliate" shall have the meaning specified by Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

              "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy. commitment or other arrangement or agreement, whether written or oral.

              "Governmental Body" means any governmental or regulatory body, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

              "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

              "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

              "Option Shares" means the shares of Common Stock issuable upon the exercise of the Stock Options pursuant to the terms of the Stock Option Agreements.

              "Order" means any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

              "Permit" means any approval, authorization, registration, consent, license, permit or certificate by any Governmental Body.

              "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

              "Stock Option Agreements" means the agreements attached as Exhibits A, B and C hereto, regarding the First Stock Option, Second Stock Option and the Third Option.

              7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws thereunder.

              7.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, upon delivery to a nationally recognized overnight courier service, or when mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                     If to Trump, to:

                            Robert S. Trump
                            c/o Trump Management, Inc.

                            2611 W. 2nd Street
                            Brooklyn, New York  11223
                            Telephone: (718) 743-4400
                            Fax: (718) 891-3609

                     With a copy to:

                            Gary Friedman
                            Kaufman, Friedman, Plotnicki & Grun, LLP
                            300 E. 42nd Street
                            New York, New York  10017
                            Telephone: (212) 973-3320
                            Fax: (212) 687-3179

If to the Purchaser, to:

                            Jeffrey S. Silverman
                            LTS Capital Partners
                            777 Third Avenue
                            New York, New York 10017
                            Telephone: (212) 446-0229
                            Fax: (212) 421-2933

                     With a copy to:

                            Kramer Levin Naftalis & Frankel LLP
                            919 Third Avenue
                            New York, NY 10022
                            Attention:  Howard A. Sobel
                            Telephone: (212) 715-9326
                            Fax: (212) 715-8000

If to the Company, to:

                            Financial Performance Corporation
                            335 Madison Avenue, 8th Floor
                            New York, New York  10017
                            Attention:  President
                            Telephone: (212) 557-0401
                            Fax: (212) 557-0490

                     With a copy to:

                            Baer Marks & Upham LLP
                            805 Third Avenue
                            New York, New York  ____
                            Attention:  Jonathan J. Russo

                            Telephone: (212) 702-5714
                            Fax: (212) 702-5941

All notices are effective upon receipt or upon refusal if properly delivered.

              7.5 Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any Person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend, and limit such term, provision, covenant or condition, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

              7.6 Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights or any other rights of any kind in any Person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by Trump (by operation of law or otherwise) without the prior written consent of the Purchaser, except as provided herein, and any attempted assignment without such required consent shall be void. The Purchaser may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchaser or any purchaser of not less than 500,000 shares of Common Stock owned by the Purchaser, whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise (any such Affiliate or purchaser, a "Successor"). The Purchaser will require any such Successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Purchaser would be required to perform it if no such purchase, or succession had taken place. Upon any such permitted purchase or succession the references in this Agreement to the Purchaser shall also apply to any Successor unless the context otherwise requires.

              7.7 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby or by the other Transaction Documents; and none of the parties will issue any public statement announcing such transaction without the prior consent of the others (which shall not be unreasonably withheld, delayed or conditioned), except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other parties. If within three (3) Business Days after such notice to the other parties has been given, neither other party responds, their consents shall be deemed given.


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


              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                             /s/ ROBERT S. TRUMP
                                             -----------------------------------
                                             ROBERT S. TRUMP


                                             /s/ JEFFREY S. SILVERMAN
                                             -----------------------------------
                                             JEFFREY S. SILVERMAN

                                             FINANCIAL PERFORMANCE CORPORATION

                                             By: /s/ WILLIAM F. FINLEY
                                                --------------------------------
                                                Name:  WILLIAM F. FINLEY
                                                Title: CEO

                                  SCHEDULE 3.2
                                       to
                        Stock Purchase and Sale Agreement

1. Filings under Section 13 of the Securities Exchange Act of 1934, as amended.

2. Filings under Section 16 of the Securities Exchange Act of 1934, as amended.

3. Prospectus delivery requirements pursuant to the Securities Act of 1933, as amended.

                                  SCHEDULE 3.3
                                       to
                        Stock Purchase and Sale Agreement

                                      None

                                  SCHEDULE 4.3
                                       to
                        Stock Purchase and Sale Agreement

1. Restated and Amended Managing Directors Agreement dated November 16, 1999 between MKP and Susan Michaelson.

2. Restated and Amended Managing Directors Agreement dated November 16, 1999 between MKP and Hillary Kelbick.

3. First Amendment to Restated and Amended Shareholders Agreement by and among MKP, Financial Performance Corporation, Susan Michaelson and Hillary Kelbick dated November 16, 1999.

                                  SCHEDULE 4.4
                                       to
                        Stock Purchase and Sale Agreement

                           SCHEDULE OF WARRANT HOLDERS

                        FINANCIAL PERFORMANCE CORPORATION

                             DATE: November 12, 1999

1.     Warrants dated September 15, 1995 (exercisable at $0.50/share until 9-15-2010)
       ------------------------------------------------------------------------------

              Holder                          No. of Warrants
              ------                          ---------------

              William F. Finley               200,000

2.     Warrants dated September 15, 1996 (exercisable at $1.00/share until 9-15-2006)
       ------------------------------------------------------------------------------

              Holder                          No. of Warrants
              ------                          ---------------

              William F. Finley               200,000
              Susan Michaelson                200,000
              Hillary Kelbick                 200,000
              Richard Levy                     50,000
              Duncan G. Burke                  50,000
              Phillip L. Hage                  25,000

3.     Warrants dated September 16, 1996 (exercisable at $1.00/share until 9-15-2006)
       ------------------------------------------------------------------------------

              Holder                          No. of Warrants
              ------                          ---------------

              Nora Byrne                        5,000
              Siobhan Glennon                   5,000
              Debra Kruper                      5,000
              Pamela Reich                      5,000

4.     Warrants dated December 1, 1996 (exercisable at $0.50/share until 11-30-1999)
       -----------------------------------------------------------------------------

              Holder                          No. of Warrants
              ------                          ---------------

              Van Kasper & Company            150,000

5.     Warrants dated December 29, 1997 (exercisable at $0.50/share until 11-30-1999)*
       -------------------------------------------------------------------------------

              Holder                          No. of Warrants
              ------                          ---------------

              Richard Levy                     50,000
              Duncan G. Burke                  50,000

6.     Warrants dated October 21, 1998 (exercisable at $0.50/share until 10-31-2001)*
       ------------------------------------------------------------------------------

              Holder                          No. of Warrants
              ------                          ---------------

              Richard Levy                    100,000
              Duncan G. Burke                 100,000
              Ottavio Serena                  200,000
              Gary S. Friedman                 50,000
              Charlotte Tuck                   50,000

* Warrant expiration date extended until November 30, 2004.

                                  SCHEDULE 5.2
                                       to
                        Stock Purchase and Sale Agreement

1. Filings under Section 13 of the Securities Exchange Act of 1934, as amended.

2. Filings under Section 16 of the Securities Exchange Act of 1934, as amended.